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East Coast Ethanol, LLC

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It is the mission of EAST COAST ETHANOL, LLC to construct and operate four 110 Million Gallon corn-ethanol plants in the southeast region of the United States. We expect to become one of the foremost suppliers of ethanol to the southeast U.S. market. The company will use its strategic locations to provide fuel ethanol to terminals along the eastern seaboard while providing distillers grains and carbon dioxide for farms and industry. The company will also work cooperatively with local communities to assure an environmentally-sound and profitable business utilizing the latest technology to assure a clean, efficient and dependable source of ethanol to assist our country in reducing its dependence on foreign oil.

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East Coast Ethanol, LLC to Build Four 110-Million Gallon Per Year Ethanol Plants in the Southeast

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East Coast Ethanol, LLC

Executive Committee

Randall Hudson	Chairman and Chief Executive Officer
Dennie K. Parrish	Vice Chairman and Vice President
John F. Long	Chief Financial Officer and Treasurer
Julius P. Thompson III	Secretary
Carlie McLamb, Jr.	
Roy Larwence Smith III	
Kenneth Dasher	
Leon Dupree Hatch, Jr.	
Brian Howell	

Board of Directors

Click a name to read their bio's

GEORGIA

- Randall Hudson
- Linda Kunert
- Roy Larwence Smith III
- Brian Howell
- Jeffrey Glenn Lanier

FLORIDA

- Leon Dupree Hatch, Jr.
- Kenneth Dasher
- Theodore Henderson
- Jerry Barnes

SOUTH CAROLINA

- John F. Long
- Julius P. Thompson III
- Randolph Gillespie Rogers
- Johnny Shelley

NORTH CAROLINA

- Dennie K. Parrish
- Carlie McLamb, Jr.
- Oscar N.Harris
- Larry Sampson


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East Coast Ethanol, LLC

President/Chief Executive Officer
Dr. Randy Hudson, Ocilla, Georgia

Dr. Hudson has received three degrees from the University of Georgia graduating with a BS degree in Soil Science, a Masters degree in Agronomy with emphasis in Plant Science and a PhD in Entomology. He worked for The University of Georgia for [illegible] years as an Extension Specialist responsible for statewide programs for grains, forages and new crops. The last three years he was appointed director for the Center for Emerging Crops and Technologies. Dr. Hudson retired from the University of Georgia in [illegible]. Dr. Hudson is currently professor emeritus at The University of Georgia.

During his tenure at The University of Georgia, Dr. Hudson published over [illegible] articles, attended more than [illegible] meetings and traveled more than a million miles assisting farmers with their crops. In [illegible], Dr. Hudson was presented the National Achievement Award by The Southern Soybean Growers and Soybean Digest for his work with soybeans. Dr. Hudson was featured on the cover of Progressive Farmer for his work in restoring bobwhite quail to South Georgia farmland. He is the only scientist from Georgia to ever receive this honor. He was internationally recognized as a leader in the production and commercialization of oil seeds and lectured at The Australian Dry Land Institute of Agriculture and Cambridge University in England about his work.

As Director for the Emerging Crops and Technologies Center for the University of Georgia, Dr. Hudson worked to commercialize "Value Added Agriculture". He was instrumental in securing over [illegible] dollars for the construction of the Georgia Innovation Center. Dr. Hudson served as co-chair to Georgia Governor Roy Barnes' Bio-Agri Task Force. Dr. Hudson was instrumental in facilitating the first joint Georgia House of Representatives and Senate hearings on Ethanol and Biodiesel for Georgia. Dr. Hudson also sponsored the first Biodiesel Summit held in Georgia and hosted by President Jimmy Carter.

Dr. Hudson is also nationally recognized for his expertise with pecans. His family has been in the pecan business for over [illegible] years. He currently owns and operates Hudson Pecan Company, LLC, a pecan growing company and Hudson Pecan Inc., a pecan shelling corporation located in Ocilla, Georgia. The companies maintain over [illegible] acres of producing pecan trees and annually process more than one million pounds of pecans.

He and his wife of [illegible] years have two sons and reside in Ocilla, Georgia.

East Coast Ethanol, LLC - Board of Directors
Click a name to read their bio

GEORGIA
- Randy Hudson
- [illegible]
- [illegible]
- [illegible]
- [illegible]

FLORIDA
- [illegible]
- [illegible]
- [illegible]
- [illegible]

SOUTH CAROLINA
- [illegible]
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- [illegible]

NORTH CAROLINA
- [illegible]
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- [illegible]



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East Coast Ethanol, LLC

Vice President/Vice Chairman

Mr. D. Keith Parrish, Benson, North Carolina

Keith is a 1973 graduate of North Carolina State University School of Agriculture. After completing his education, Keith returned to his family farm where he currently owns and manages the production of tobacco, corn, soybeans, hay, grain, and beef cattle.

Keith has spent his career in active service to many local, state, and national agriculture programs. Keith currently is the CEO of the National Tobacco Growers Association, Chairman of the Board for Harnett County Farm Service Agency County Committee, Chairman of the Board for the Tobacco Education and Research Committee for NC State University, serves on the Flue Cured Stabilization Cooperative and the Harnett County Farm Bureau Board of Directors.

He has previously served as the CEO and President of the Tobacco Growers Association of North Carolina, Harnett County Democratic Party Precinct Chairman, NC State University Tobacco Foundation, Five State Tobacco Advisory Committee, Phillip Morris Agriculture Leadership Program, and Master of Angier Masonic Lodge.

Keith is an Elder at Ebenezer Presbyterian Church. He resides in Coats with his wife, and enjoys spending time with his two sons and grandson.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA
- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Larsen

FLORIDA
- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA
- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA
- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson



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East Coast Ethanol, LLC

Treasurer/Chief Financial Officer

Mr. John Long, Newberry, South Carolina

John was born in Newberry County South Carolina and raised on his family's farm. After receiving his BS and MS degrees in Agricultural Engineering from Clemson University and a Commission as Second Lieutenant in the United States Air Force, John served six and one-half years in the Air Force, three of which were in Wiesbaden, West Germany. He was honorably discharged as Captain in 1978.

John returned to his family's farm in 1980 and assumed full management responsibilities for the farming operation. The farm presently includes over 2400 acres, producing cotton, soybeans, wheat, beef cattle, turkeys and timber. John has received many awards for crop and livestock production and has been recognized at the state and national level for his conservation practices and protection of the environment.

John has been active in many local, state, national, and international organizations representing agriculture. As President and Chairman of the American Soybean Association from 1995 to 1997, John was directly involved in the development of the 1995 farm bill. During this time he testified before both the house and senate agriculture committees in the United States Congress and led the effort which resulted in an improved income safety net for U. S. soybean farmers. He has traveled extensively, representing the United States Oilseed industry in over twenty countries on five continents. Subsequently, he organized an international oilseed producers group which developed a pro-active statement on the acceptance of agricultural biotechnology.

John is currently active in many organizations representing agriculture including the Newberry Soil and Water Conservation District, the S.C. Soybean Association, and the newly organized Palmetto AgriBusiness Council. John won the Democratic Primary for Commissioner of Agriculture in South Carolina for the 2002 general election.

John is a member of Saint James Lutheran Church. In addition to farming, he enjoys hunting, fishing, golfing and spending time with his wife and two children.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio.

GEORGIA

- Randy Hudson
- Linda Russell
- Clay Smith
- Brian Powell
- Arif Larsa

FLORIDA

- Lee Hatch
- Kenneth Gladow
- Ted Henderson
- Betty Bethea

SOUTH CAROLINA

- John Long
- Frederick Thompson
- Gil Rodgers
- Johnny Shealey

NORTH CAROLINA

- Keith Parrish
- Mark McLamb
- Oscar Harris
- Larry Sessoms


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East Coast Ethanol, LLC

Secretary

Mr. J. Pinckney Thompson III, Holly Hill, South Carolina

Pinckney received a Bachelors degree in Agronomy from Clemson University in 1997. Since graduating, he has been employed by, and is co-owner of Thompson Farms and Vance Grain, Llc. The farm includes 3500 acres and produces soybeans, cotton, peanuts, corn and wheat. Pinckney currently serves on the South Carolina Peanut Board and resides in Holly Hill with his wife and son.

Board of Directors

Click a name to read their bio's

GEORGIA

- » Randall Hudson
- » Linda Kunert
- » Roy Larwence Smith III
- » Brian Howell
- » Jeffrey Glenn Lanier

FLORIDA

- » Leon Dupree Hatch, Jr.
- » Kenneth Dasher
- » Theodore Henderson
- » Jerry Barnes

SOUTH CAROLINA

- » John F. Long
- » Julius P. Thompson III
- » Randolph Gillespie Rogers
- » Johnny Shelley

NORTH CAROLINA

- » Dennie K. Parrish
- » Carlie McLamb, Jr.
- » Oscar N.Harris
- » Larry Sampson


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East Coast Ethanol, LLC

Mr. Carlie "Mack" McLamb, Dunn, North Carolina.

Mack is currently President of Carlie C's IGA, which is the largest owner of IGA supermarkets in North Carolina. He serves on the Carolina Food Industry Council and the MDI advisory council for independent grocers. He graduated from Dunn High School and attended North Carolina State University. He has been the chairman of deacons and elder at Beulah Baptist Church and currently attends Manna Church. He currently also serves as president of the Triton Hawks Booster club. Mack resides in Dunn, North Carolina with his wife and two children.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA

- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA

- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA

- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA

- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson


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East Coast Ethanol, LLC

Mr. Chip Smith, Portal, Georgia

Chip received a Bachelors degree in Technology from Georgia Southern University in 1988. He is owner and manages a family farm in Portal for twenty-two years producing timber, row crops, tobacco, cotton, turf, and raises beef cattle. Chip is a member of Statesboro First United Methodist Church and resides in Portal, Georgia with his two children.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA
- » Randy Hudson
- » Linda Kunert
- » Chip Smith
- » Brian Howell
- » Jeff Lanier

FLORIDA
- » Lee Hatch
- » Kenneth Dasher
- » Ted Henderson
- » Jerry Barnes

SOUTH CAROLINA
- » John Long
- » Pinckney Thompson
- » Gil Rodgers
- » Johnny Shelley

NORTH CAROLINA
- » Keith Parrish
- » Mack McLamb
- » Oscar Harris
- » Larry Sampson


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East Coast Ethanol, LLC

Mr. Kenneth Dasher, Live Oak, Florida

Kenneth serves as Clerk of the Court in Suwannee County, Florida. He is also a Corporate Director for Flue-Cured Tobacco and a member of the Farmer's Co-op of Live Oak, Florida. He served on the Tobacco Associates' Board of Directors from 1989-1993 and was named Florida Farm Bureau's Outstanding Young Farmer in 1985. He is a graduate of Lake City Community College and Florida College, and attended the University of Florida School of Forestry.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA

- » Randy Hudson
- » Linda Kunert
- » Chip Smith
- » Brian Howell
- » Jeff Lanier

FLORIDA

- » Lee Hatch
- » Kenneth Dasher
- » Ted Henderson
- » Jerry Barnes

SOUTH CAROLINA

- » John Long
- » Pinckney Thompson
- » Gil Rodgers
- » Johnny Shelley

NORTH CAROLINA

- » Keith Parrish
- » Mack McLamb
- » Oscar Harris
- » Larry Sampson


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East Coast Ethanol, LLC

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Mr. Lee Hatch, Branford, Florida.

Lee is President of Hatch Brothers Farms, Inc., Suwannee Lime Company, and Branford Sales, Inc. He also raises beef cattle, produces fertilized eggs from breeder-layer houses, grows peanuts, corn, hay, grass, and pine trees. He is a 1978 graduate of the University of Florida School of Business.

Lee has served on the Suwannee County housing authority board and the Suwannee County planning and zoning board. Lee is a member of the Burlington-Santa Fe Church of Christ where he serves as an Elder.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA

- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA

- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA

- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA

- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson

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East Coast Ethanol, LLC

Mr. Brian Howell, Statesboro, Georgia

Brian is the General Manager for DeFair Farms in Statesboro, Georgia. He is also co-owner of Soggy Bottom Farms, a farming entity that produces tobacco, cotton, corn, peanuts, wheat, and soybeans.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA

- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA

- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA

- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA

- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson


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East Coast Ethanol, LLC

Mr. Gil Rogers, Hartsville, SC

Mr. Rogers has been farming for 38 years and is the co-owner of Rogers Brothers Farm, which currently manages 7,500 acres of row-crop wheat, cotton, corn, peanuts and soybeans. He is a delegate to the Southern Cotton Growers and National Cotton Council and serves on the Board of the South Carolina Peanut Growers Association.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA

- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA

- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA

- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA

- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson


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East Coast Ethanol, LLC

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Mr. Larry Sampson, Rowland, North Carolina

Larry is the current President of the National Tobacco Growers Association and an advisory member of the North Carolina Farm Bureau in Roberson County, NC. He is the past President of the North Carolina Tobacco Growers Association.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA
- » Randy Hudson
- » Linda Kunert
- » Chip Smith
- » Brian Howell
- » Jeff Lanier

FLORIDA
- » Lee Hatch
- » Kenneth Dasher
- » Ted Henderson
- » Jerry Barnes

SOUTH CAROLINA
- » John Long
- » Pinckney Thompson
- » Gil Rodgers
- » Johnny Shelley

NORTH CAROLINA
- » Keith Parrish
- » Mack McLamb
- » Oscar Harris
- » Larry Sampson

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East Coast Ethanol, LLC

Mr. Oscar N. Harris, CPA, Dunn, North Carolina

Oscar has been a Certified Public Accountant since 1967 and is currently President of Oscar N. Harris & Associates P.A. - Certified Public Accountants. He is a 1965 graduate of Campbell University and served in the United States Marine Corp.

Oscar has been active and instrumental in the development of many business organizations. In addition to being President of a successful CPA firm in Dunn, Oscar is Vice Chairman of the Board of Directors and Chairman of the Audit Committee for New Century Bancorp, Member of the Board of Regents and Chairman of the Finance and Audit Committee of Southeastern University, Vice President and Director of DTH Management Group Ltd., Member of Turlington-Harris Development Group, Llc, and Director of Smithfield Manor, Inc. Oscar is also a member of several professional organizations including North Carolina Association of Certified Public Accountants and the American Institute of Certified Public Accountants.

Oscar has also spent his career in local and public service. He is presently serving, and has previously served as *Mayor of Dunn*. Oscar has publicly served at the state level as North Carolina State Senator, Member of the Board of Transportation, Economic Development Board, and State Banking Commission. Also, he is a past President of the Dunn area Chamber of Commerce, former Jaycee and JCI Senator, Mason, Shriner, member of the American Legion, and Rotary Club.

Oscar is a member of Glad Tidings Church. He currently resides in Dunn, with his wife and has two adult children and five grandchildren.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA

- Randy Hudson
- Linda Hunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA

- Lee Haish
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA

- John Long
- Pinckney Thompson
- Bill Rodgers
- Johnny Shelley

NORTH CAROLINA

- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson


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East Coast Ethanol, LLC

Mr. Johnny Shelley, Nichols, South Carolina

Mr. Shelley received a Bachelors degree from Campbell University. Throughout his career, he has been employed as a science teacher, a mortgage banker, and currently operates a row crop farm and operator for Flu-Cured Stabilization. Mr. Shelley is currently a steering committee member of the Washington D.C.-based Alliance for Health and Agricultural Development, which is an outgrowth of the Southern Tobacco Communities Project that was established in the mid 1990's. He is currently the Vice-President of the South Carolina Tobacco Growers Association, where he also has served as President. He has served on the Horry County, SC Council for 13 years and was elected Chairman of the Horry Electric Board of Trustees in 2007. Mr. Shelley also serves on the Advisory Board for Davis National Bank, the Advisory Board for the Farm Service Agency, and the Commodities Board for the Agriculture Commissioner in South Carolina.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA

- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA

- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA

- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA

- Keith Parrish
- Mark McLamb
- Oscar Harris
- Larry Sampson


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East Coast Ethanol, LLC

Mr. Jerry Barnes - Branford, Florida

Jerry served in the U. S. Army and is a veteran of the Vietnam War. He is President of Barnes Pine Straw, Inc. in Branford, Florida and also runs a family hay business.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA
- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA
- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA
- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA
- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson


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East Coast Ethanol, LLC

Mr. Ted Henderson - Live Oak, Florida

Ted is Vice President of Shenandoah Dairy, a 5000+ head dairy operation located in Live Oak. In addition to dairy cows, Shenandoah Dairy farms corn, sorghum, ryegrass, and oats on approximately 1600 acres. Ted has served on the Farmer's Cooperative board since 2002 and currently is vice-president. His wife and four children were named the "North Florida Farm Family of the Year 07-08." In 1991 & 1992, Ted & Tam were the "Outstanding Young Dairymen." Ted served on the Soil & Water Conservation Board from 1991 to 2000 at the local and state level serving various leadership roles.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA
- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA
- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA
- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA
- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson


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East Coast Ethanol, LLC

Home > Company > Board of Directors

Mrs. Linda Kunert, Des Moines, Iowa

Linda is currently Vice President of Institutional Brokerage & Sales at Wells Fargo Brokerage Services, Llc where she has been employed for fifteen years and has been active in the banking community for twenty-eight years. Linda is a member of Saint Mary of Nazareth Church, has served on the board of education and the Women's Association. She currently serves as a board member of the Vocal Parents Association at Johnston High School. Linda resides in Des Moines, Iowa with her husband and has six children.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA
- » Randy Hudson
- » Linda Kunert
- » Chip Smith
- » Brian Howell
- » Jeff Lanier

FLORIDA
- » Lee Hatch
- » Kenneth Dasher
- » Ted Henderson
- » Jerry Barnes

SOUTH CAROLINA
- » John Long
- » Pinckney Thompson
- » Gil Rodgers
- » Johnny Shelley

NORTH CAROLINA
- » Keith Parrish
- » Mack McLamb
- » Oscar Harris
- » Larry Sampson

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East Coast Ethanol, LLC

Mr. Jeff Lanier, Statesboro, Georgia

Jeff is currently employed for twenty years with Rain and Hail, Llc where he serves as the division field manager. Jeff received a Bachelors degree in Business Administration in 1988 from Georgia Southern University. He resides in Statesboro, Georgia with his wife and three children.

East Coast Ethanol, LLC - Board of Directors

Click a name to read their bio's

GEORGIA

- Randy Hudson
- Linda Kunert
- Chip Smith
- Brian Howell
- Jeff Lanier

FLORIDA

- Lee Hatch
- Kenneth Dasher
- Ted Henderson
- Jerry Barnes

SOUTH CAROLINA

- John Long
- Pinckney Thompson
- Gil Rodgers
- Johnny Shelley

NORTH CAROLINA

- Keith Parrish
- Mack McLamb
- Oscar Harris
- Larry Sampson


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East Coast Ethanol, LLC

East Coast Ethanol, LLC is in the process of organizing, financing, and constructing four (4) one hundred ten million gallon per year grain-ethanol production facilities to be located in North Carolina, South Carolina, Georgia, and Florida.

Please visit this web page in the future for additional information regarding the status of the Florida facility.

GEORGIA

Info


Georgia

FLORIDA

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Florida

SOUTH CAROLINA

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NORTH CAROLINA

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North Carolina


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East Coast Ethanol, LLC

Home > Facilities

East Coast Ethanol, LLC is in the process of organizing, financing, and constructing four (4) one hundred ten million gallon per year grain-ethanol production facilities to be located in North Carolina, South Carolina, Georgia, and Florida.

Please visit this web page in the future for additional information regarding the status of the Georiga facility.

GEORGIA

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Georgia

FLORIDA

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Florida

SOUTH CAROLINA

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South

NORTH CAROLINA

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North Carolina

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COMPANY | FACILITIES | LINKS | PRESS | INVESTORS

East Coast Ethanol, LLC

Home > Facilities

East Coast Ethanol, LLC is in the process of organizing, financing, and constructing four (4) one hundred ten million gallon per year grain-ethanol production facilities to be located in North Carolina, South Carolina, Georgia, and Florida.

Please visit this web page in the future for additional information regarding the status of the North Carolina facility.

GEORGIA

Info


Georgia

FLORIDA

Info


Florida

SOUTH CAROLINA

Info



NORTH CAROLINA

Info


North Carolina


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COMPANY | FACILITIES | LINKS | PRESS | INVESTORS

East Coast Ethanol, LLC

Home > Facilities

East Coast Ethanol, LLC is in the process of organizing, financing, and constructing four (4) one hundred ten million gallon per year grain-ethanol production facilities to be located in North Carolina, South Carolina, Georgia, and Florida.

Please visit this web page in the future for additional information regarding the status of the South Carolina facility.

GEORGIA

Info


Georgia

FLORIDA

Info


Florida

SOUTH CAROLINA

Info


South

NORTH CAROLINA

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North Carolina

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East Coast Ethanol, LLC

Home > Facilities

Facilities Page

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Georgia

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SOUTH CAROLINA

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South Caroli

NORTH CAROLINA

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North Carolina

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East Coast Ethanol, LLC

Home > Links

Disclaimer:

The following external links are provided as we feel that they provide useful information about the ethanol industry in general. East Coast Ethanol, Llc is not responsible for the creation or maintenance or maintenance of these sites, and the organizations listed are not responsible for the content of this website.

american coalition for ethanol

The American Coalition for Ethanol (ACE) is the grassroots voice of the U.S. ethanol industry, the nation's largest association dedicated to the production and use of ethanol. ACE is a non-profit, membership-based organization of nearly 2,000 members nationwide, including: ethanol producers, farmers, investors, the agriculture community, industry suppliers, rural electric cooperatives, and others supportive of the increased production and use of ethanol across America.

RFA Renewable Fuels Association

As the national trade association for the U.S. ethanol industry, the Renewable Fuels Association (RFA) promotes policies, regulations and research and development initiatives that will lead to the increased production and use of fuel ethanol. RFA membership includes a broad cross-section of businesses, individuals and organizations dedicated to the expansion of the U.S. fuel

The Ethanol Promotion and Information Council (EPIC) is a nonprofit alliance of ethanol industry leaders who have come together to grow consumer demand for ethanol energy through targeted marketing. Our goal is to reach consumers and key influencers across the country and educate them on the performance and environmental benefits of using an ethanol-enriched fuel in their automobiles.

Southern Ethanol Council

The purpose of the Southern Ethanol Council is to research, educate, promote and advocate the establishment and growth of the ethanol industry throughout the South and increase consumer demand for ethanol through education about its environmental, economic and social benefits.

FAGEN INC.

Fagen is the largest, most respected green energy design-builder in the U.S. Fagen, Inc., in association with Fagen Engineering LLC, provides complete design-build service.

ICM

ICM is focused on integrating the best technologies and ideas into the industry.


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RECENT PRESS RELEASES

September 14, 2007

East Coast Ethanol, LLC

Date: September 14, 2007

East Coast Ethanol, LLC to Build Four 110-Million Gallon Per Year Ethanol Plants in the Southeast

Atlanta, Georgia - The boards of Atlantic Ethanol, LLC, Mid-Atlantic Ethanol, LLC, Florida Ethanol, LLC and Palmetto Agri-Fuels, LLC, announced today that their members recently approved a merger and consolidation of the four companies to form East Coast Ethanol, LLC.

Prior to the merger, each of the four companies was separately developing a single 110 million gallon per year fuel ethanol production facility. East Coast Ethanol, LLC will now assume the financing, construction and operation of the four new ethanol production facilities being developed in the Southeast.

It is expected that Fagen, Inc. will design and build all four of the planned ethanol production facilities, and East Coast Ethanol has already secured a letter of intent with Fagen for the ethanol production facility planned for Jesup, Georgia. Ron Fagen, President of Fagen, Inc., remarked, "Fagen Inc. is both excited and committed to work with East Coast Ethanol. Due to the large population base, destination plants in the Southeast have a unique position to sell their ethanol locally. These ethanol plants could be some of the first to incorporate biomass when the technologies become commercially viable. East Coast Ethanol will be part of the movement to secure domestically-produced, clean burning energy, and we are pleased to have the opportunity to work with them."

Dr. Randy Hudson, Chairman and Chief Executive Officer of East Coast Ethanol, LLC, commented, "Each of these four companies was off to a successful start, but we know that the industry is changing. It is clear that our investors entered into this merger to become part of a larger ethanol production organization, which we believe will help us to improve profitability, our competitive position and our long-term prospects."

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September 14, 2007

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East Coast Ethanol, LLC

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IMPORTANT NOTICE TO INVESTORS:

EAST COAST ETHANOL, LLC ("ECE") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ECE has filed with the SEC for more complete information about ECE and this offering. You may get this information for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ECE will arrange to send you the prospectus if you request it by calling 877-323-3835; emailing us at info@eastcoastethanol.us or visiting our web site at www.eastcoastethanol.us.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN AND REVOKED WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. AN INDICATION OF INTEREST IN RESPONSE TO THIS ADVERTISEMENT WILL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND.

INVESTOR INFORMATION

East Coast Ethanol, LLC
Post Office Box 2226
Columbia, SC 29202
Phone: 877-323-3835
Fax: 803-748-8152

SEC FILINGS

http://www.sec.gov

PROSPECTUS

Download Prospectus

HOW TO INVEST

Indication of Interest (electronic)
Indication of Interest (mail-in only)

East Coast Ethanol, LLC

INDICATION OF INTEREST

No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date. An indication of interest will involve no obligation or commitment of any kind.

Instructions: Please indicate your investment interest in the space provided below and direct your response to East Coast Ethanol, LLC at P.O. Box 2226, Columbia, South Carolina 29202. Any questions should be directed to East Coast Ethanol at 877-323-3835.

Name:____

Address:____

City, State and Zip:____________________________________

Telephone: ____

Email Address: ______________________________________

Anticipated Investment Amount: $_______________________

Date:__________________

Investors indicating an interest will be provided with a final Prospectus after the effective date and prior to acceptance of any offer by delivery of the final Prospectus to the mailing address or email indicated above.

East Coast Ethanol, LLC

Form of Indication of Interest

No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date. An indication of interest will involve no obligation or commitment of any kind.

Instructions: Please indicate your investment interest in the space provided below and direct your response to East Coast Ethanol, LLC at 1907 Thurmond Mall, P.O. Box 1058 Columbia, South Carolina 29202. Any questions should be directed to our Chairman, Randall Dean Hudson at 229-425-2044.

Fill Out The Form Below

Name:

Address:

City:

State: Zip:

Telephone:

Email:

Investment:

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